              AGREEMENT TO PROVIDE ADMINISTRATIVE SERVICES

                                TO ADULT HOMES

            AGREEMENT TO PROVIDE ADMINISTRATIVE
                 SERVICES TO ADULT HOMES

     This Agreement made this 2nd day of Sept., 1996, between Emeritus Corporation, a Washington corporation (hereinafter referred to as "Emeritus"), and Painted Post Partners, a Washington general partnership (hereinafter collectively referred to as "Operator").

     WHEREAS, Operator has agreed to lease those assisted living facilities located in the State of New York and more fully described in Exhibit A (the "Facilities");

      WHEREAS, Operator wants someone to assist it with the day to day operation of the Facilities once its lease of the Facilities is effective;

      WHEREAS, Emeritus is experienced and qualified in the field of operating assisted living

      WHEREAS, Operator has determined that Emeritus's price is economical in light of the range of services which it provides; and

      WHEREAS, Emeritus is willing to assist Operator with its day to day operation of the Facilities, pursuant to the terms and conditions set forth herein.

       NOW THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, IT IS AGREED AS FOLLOWS:

       I. RESPONSIBILITIES OF EMERITUS: Operator hereby engages
Emeritus and Emeritus hereby accepts such engagement and agrees to provide administrative and consulting services to Operator in connection with the operation of the Facilities, upon the terms and conditions set forth in this Agreement. By entering into this Agreement, Operator does not delegate to Emeritus any powers, duties or responsibilities which it is prohibited by law from delegating. Operator also retains such other authority as shall not have been expressly delegated to Emeritus pursuant to this Agreement. Subject to the foregoing, Emeritus shall provide the following services all of which shall be subject to the review and approval of Operator:

            A. OPERATIONAL POLICIES AND FORMS: Emeritus shall implement operational policies and procedures and develop such new policies and procedures as it deems necessary to insure the establishment and maintenance of operational standards appropriate for the nature of the Facilities.

            B. CHARGES: Emeritus shall establish the schedules of recommended charges, including any and all special charges for services rendered to the patients at the Facilities.

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            C. INFORMATION: Emeritus shall develop any informational
material, mass media releases, and other related publicity materials, which it deems necessary for the operation of the Facilities.

            D. REGULATORY COMPLIANCE: Emeritus, with the assistance of Operator if requested by Emeritus, shall use its best efforts to assist Operator to maintain all licenses, permits, qualifications and approvals from any applicable governmental or regulatory authority for the operation of the Facilities, shall assist Operator with respect to the operation of the Facilities in full compliance with all applicable laws and regulations and shall comply with all such laws and regulations in performing its obligations under this Agreement; provided, however, that nothing herein shall be construed as relieving Operator, as the licensed operator of the Facilities, from liability in the event that the operations at the Facilities fail to comply with applicable law.

            E. EQUIPMENT AND IMPROVEMENTS: Emeritus shall advise
Operator as to equipment and improvements which are needed to maintain or upgrade the quality of the Facilities and said equipment, to replace obsolete or run-down equipment or to correct any other survey deficiencies which may be cited during the term of this Agreement. Operator shall review and act upon Emeritus's recommendations as expeditiously as reasonably possible. Emeritus shall not be liable for any cost or liability which Operator may incur in the event Operator disregards Emeritus's recommendations. Emeritus shall make all necessary and approved repairs, replacements and maintenance and shall acquire all necessary equipment, including replacement equipment; provided, however, that the same shall be within the budgetary limits set forth in the annual capital budget prepared by Emeritus pursuant to Paragraph L and, in the case of repairs and maintenance, shall be undertaken in a workmanlike and lien free manner.

             F. ACCOUNTING: Emeritus shall provide home office and accounting support to the Facilities. All accounting procedures and systems utilized in providing said support shall be in accordance with the operating capital and cash programs developed by Emeritus, which programs shall conform to generally accepted accounting principles and shall not materially distort income or loss. In addition, Emeritus shall prepare or cause to be prepared all tax returns, including payroll tax returns and shall cause all local, state and federal taxes to be timely paid or contested, as appropriate. Any out of pocket costs incurred by Emeritus in preparing such returns shall not be included in Emeritus's fee, but shall be separately reimbursed from the revenues of the Facilities. The taxes shall be deemed to be operating expenses of the Facilities and shall be paid out of the revenues of the Facilities. Nothing herein shall preclude Emeritus from delegating to a third party a portion of the accounting duties provided for in this section; provided, that such delegation shall not relieve Emeritus from ultimate liability for the timely and complete performance of the obligations


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provided for herein. Nothing herein shall be construed as delegating to
Emeritus responsibility for the maintenance of the books and records of the Facilities which is and shall remain the obligation of Operator.

             G. REPORTS: Emeritus shall prepare and provide to the Operator any reasonable operational information which may from time to time be specifically requested by Operator, including any information needed to assist Operator in completing its tax returns and in complying with any reporting obligations imposed by any mortgagees or lessors. In addition, (i) within thirty (30) days after the end of each calendar month, Emeritus shall provide Operator with an unaudited balance sheet of each of the Facilities, dated the last day of such month, and an unaudited statement of income and expenses for such month relating to the operation of each of the Facilities and (ii) within ninety (90) days after the end of the fiscal year of the Facilities, Emeritus shall provide Operator with unaudited financial statements including a balance sheet of each of the Facilities, dated the last day of said fiscal year, and a statement of income and expense for the year then ended relating to the operation of each of the Facilities.

             H. BANK ACCOUNTS: Emeritus shall establish a new checking account in the name of each of the Facilities and shall deposit therein all money received during the term of this Agreement in the course of the operation of each such Facility. Withdrawals and payments from this account shall be made only on checks signed by a person or persons designated by Emeritus. Operator shall be given notice as to the identity of said authorized signatories. All expenses incurred in the operation of the Facilities in accordance with the terms of the Budgets submitted to Operator under Paragraph I(L), including, but not limited to, Facilities' lease payments for which Operator is responsible under the terms of the Facilities Leases, payroll and employee benefits and payment of Emeritus' fee, shall be paid by check drawn on these accounts. Withdrawals from these accounts shall be made first to pay any debt service or rent due with respect to the Facilities, next to pay the operating expenses of the Facilities in such order of priority as Emeritus deems appropriate to the operation of the Facilities (other than Emeritus's fee) and thereafter to pay Emeritus's fee. Any fee due to Emeritus which is not paid when due as a result of an insufficiency of revenues to cover the same shall accrue and shall be due and payable at such time as there are sufficient revenues to pay the same; provided, however, that all such accrued and unpaid fees shall be due and payable in full upon termination of this Agreement unless otherwise agreed by Operator and Emeritus or unless this Agreement is terminated by Operator, as a result of an Event of Default, by Emeritus, in which case the fees due shall be offset against any damages due to Operator as a result of said Event of Default.

             I. PERSONNEL: Except as otherwise provided herein, Emeritus shall recruit, train, promote, direct and discipline personnel of the Facilities; establish salary levels, personnel policies and employee benefits; and establish employee performance standards, all as needed during the term

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of this Agreement to ensure the efficient operation of all departments within and services offered by the Facilities. All of the foregoing obligations shall be undertaken in accordance with the operating budgets of the Facilities, the policies and procedures of the Facilities and all applicable state and federal laws. All of the personnel at the Facilities shall be the employees of Operator. Accordingly, Operator shall retain full power and authority to hire and fire the personnel at the Facilities.

             J. SUPPLIES AND EQUIPMENT: Emeritus shall purchase supplies and non-capital equipment needed to operate the Facilities within the budgetary limits set forth in the annual operating budget prepared by Emeritus pursuant to Paragraph I(L) and subject to the availability of operating revenues from the Facilities. In purchasing said supplies and equipment, if possible, Emeritus shall take advantage of any national or group purchasing agreements to which Emeritus may be a party.

            K. LEGAL PROCEEDINGS: Emeritus shall, through its legal counsel, coordinate all legal matters and proceedings with Operator's counsel.

            L. BUDGETS: The Facilities shall be operated on a fiscal year of January 1 through December 31. Within forty-five (45) days prior to the start of each fiscal year, Emeritus shall prepare and submit to Operator for its review and approval, which approval shall not be unreasonably withheld, an annual operating budget, an annual capital expenditure budget, and an annual cash flow projection for each of the Facilities. In the event a budget has not been agreed upon by the beginning of the fiscal year, the budget in effect for the prior fiscal year shall continue in effect until the new budget is agreed upon. Any expenditures made during the year pursuant to an approved budget or the prior fiscal year's budget, as applicable, and/or any expenditures on an item-by-item basis exceeding by no more than 10% the amounts set forth therein for the applicable expense item (the "Budget Threshold") may be made without Operator's prior approval. Any budgeted expenditures and/or any expenditures in excess of the Budget Threshold shall be subject to Operator's prior approval, which approval shall not be unreasonably withheld. Furthermore, all such expenditures such be subject to the availability of the Facilities' revenues.

             M. COLLECTION OF ACCOUNTS: Emeritus shall issue bills and collect accounts and monies owed for goods and services furnished by the Facilities, including, but not limited to, enforcing the rights of Operator and the Facilities as creditor under any contract or in connection with the rendering of any services; provided, however, that any expenses incurred by Emeritus in so doing shall be treated as operating expenses of the Facilities, which shall be payable out of Facilities' funds deposited in the bank account described in Section I(H). Any actions taken by Emeritus to collect said accounts receivable shall be in accordance with the applicable laws, rules and regulations governing the collection of accounts receivable.

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             N. COMPLIANCE WITH FACILITIES LEASES. Emeritus shall
take such other actions as may be reasonably requested by Operator to enable Operator to comply with its obligations under the Lease Agreements of even date herewith between Phillip Wegman, as lessor, and Operator, as lessee (the "Facilities Leases").

       II. INSURANCE: Emeritus shall arrange for and maintain all necessary and proper hazard insurance covering the Facilities, the furniture, fixtures, and equipment situated thereon, and all necessary and proper malpractice and public liability insurance for Operator's protection and for the protection of Operator's officers, partners, agents and employees. Operator shall provide all employee health and worker's compensation insurance for its employees, which insurance shall be administered by Emeritus. Emeritus shall arrange for and maintain all necessary and proper malpractice and public liability insurance for the protection of itself, its officers, agents and employees. Any insurance provided pursuant to this paragraph shall comply with the requirements of any applicable Facilities mortgage or lease and, with the exception of the insurance maintained by Emeritus for its own protection, shall be paid from the revenues of the Facilities.

        III. PROPRIETARY INTEREST: The systems, methods, procedures and controls employed by Emeritus and any written materials or brochures developed by Emeritus to document the same are to remain the property of Emeritus and are not, at any time during or after the term of this Agreement, to be utilized, distributed, copied or otherwise employed or acquired by Operator, except as authorized by Emeritus.

        IV. TERM OF AGREEMENT: The initial term of this Agreement shall commence as to each of the Facilities on the applicable
Commencement Date (as defined in the applicable Facilities
Lease) (the "Commencement Date") and shall terminate as to each of the Facilities at the end of the second year after the first Commencement Date hereunder (the "Initial Term") unless sooner terminated upon the occurrence of an Event of Default or unless extended by mutual agreement of Operator and Emeritus. Operator and Emeritus acknowledge and agree that it is the intent of the parties that the Commencement Date shall be the same as to all of the Facilities other than Perinton Park Manor, which is under construction and the term of which Lease may accordingly commence later than the term of the other Facilities Leases commences but that the Termination Date shall be the same as to all of the Facilities.

        V. DEFAULT: Either party may terminate this Agreement, as specified in this Section V, in the event of a default ("Event of Default") by the other party.

             (a) With respect to Emeritus, it shall be an "Event of Default" hereunder:



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                (i) If Emeritus shall fail to keep, observe or perform any material agreement, term or provision of this Agreement, and such default shall continue for a period of thirty (30) days after notice thereof shall have been given to Emeritus by Operator, which notice shall specify the event or events constituting the default; or

                (ii) If Emeritus shall apply for or consent to the appointment of a receiver, trustee or liquidator of Emeritus of all or a substantial part of its assets, file a voluntary petition in bankruptcy, or admit in writing its inability to pay its debts as they become due, make a general assignment for the benefit of creditors, file a petition or an answer seeking reorganization or arrangement with creditors or taking advantage of any insolvency law, or if an order judgment or decree shall be entered by a court of competent jurisdiction, on the application of a creditor, adjudicating Emeritus, a bankrupt or insolvent or approving a petition seeking reorganization of Emeritus, or appointing a receiver, trustee or liquidator of Emeritus, of all or a substantial part of its assets.

            (b) With respect to Operator, it shall be an Event of Default hereunder:

                (i) If Operator shall take any action in exercising the rights granted to it or performing the obligations imposed on it hereunder and, as a result thereof, Emeritus incurs any liabilities, losses, damages, expenses, costs, suits, legal or administrative proceedings in connection with its provision of the services provided for herein or the operation of the Facilities unless (i) such action was recommended, suggested or approved by Emeritus, (ii) Emeritus, fails within ten ( 10) days after receiving written notice of Operator's intention to take any such action, to notify Operator in writing of Emeritus' objections thereto or (iii) Operator takes such action as a result of Emeritus' failure to perform one or more of its obligations under this Agreement as and when the same are to be performed pursuant hereto or within any cure period provided herein; or

             (ii) If Operator shall at anytime be a corporation or other legal entity and shall be dissolved (other than as a result of a transfer of ownership of the Facilities to a limited partnership in which Operator's partners are general and/or limited partners) or shall apply for or consent to the appointment of a receiver, trustee or liquidator of Operator or of all or a substantial part of its assets, file a voluntary petition in bankruptcy, or admit in writing its inability to pay its debts as they become due, make a general assignment for the benefit or creditors, file a petition or an answer seeking reorganization or arrangement with creditors or taking advantage of any insolvency law, or if an order, judgment or decree shall be entered by a court of competent jurisdiction, on the application of a creditor, adjudicating Operator a bankrupt or insolvent or approving a petition seeking reorganization of Operator or appointing a receiver, trustee or liquidator of Operator of all or a substantial part of its assets.


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       VI. REMEDIES UPON DEFAULT:

            (a) If any Event of Default by Operator shall occur, Emeritus may, in addition to any other remedy available to it in law or equity on account of such Event of Default, forthwith terminate this Agreement, and neither party shall have any further obligations whatsoever under this Agreement, but Emeritus shall immediately be entitled to receive payment of all amounts theretofore unpaid but earned to the date of termination.

            (b) If any Event of Default by Emeritus shall occur, Operator may, in addition to any other remedy available to it in law or equity on account of such Event of Default, forthwith terminate this Agreement, and neither party shall have any further obligation whatsoever under this Agreement; provided, however, that Emeritus' right to receive payment of all amounts theretofore unpaid but earned to date of termination shall be subject to Operator's right to receive payment of damages from Emeritus.

       VII. FACILITIES OPERATIONS:

            A. NO GUARANTEE OF PROFITABILITY: Emeritus does not guarantee that operation of the Facilities will be profitable, but Emeritus shall use its best efforts to operate the Facilities in as cost efficient and profitable a manner as possible.

            B. STANDARD OF PERFORMANCE: In performing its obligations under this Agreement, Emeritus shall use its best efforts and act in good faith and with professionalism in accordance with acceptable and prevailing standards of health care and the policies adopted by, and resources available to, the Facilities.

            C. FORCE MAJEURE: Neither party will be deemed to be in violation of this Agreement if it is prevented from performing any of its obligations hereunder for any reason beyond its control, including, without limitation, strikes, shortages, war, acts of God, or any statute, regulation or rule of federal, state or local government or agency thereof.

       VIII. WITHDRAWAL OF FUNDS BY OPERATOR:

       Operator and Emeritus acknowledge and agree that the efficient operation of the Facilities requires that Emeritus have ready access to the capital required therefore. Accordingly, unless otherwise agreed by Operator and Emeritus, Operator agrees not to withdraw any excess funds from the Facilities' bank account.

           IX. FEE: During the Initial Term of this Agreement, Emeritus shall receive a monthly fee equal to $58,333.00; provided, however, that from and after the date on which Emeritus begins to provide administrative services to the Perinton Park Facility, the monthly fee hereunder shall be equal to $60,000.00. In the event this Agreement is extended beyond the

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expiration of the Initial Term, the fee shall be such amount as may be agreed upon by Operator and Emeritus in conjunction with said extension, and failing that shall be the fee payable during the Initial Term of this Agreement increased, but not decreased, on each anniversary of the Commencement Date (the "Adjustment Date") by the percentage change in the Consumer Price Index All Cities (1984=100) (the "CPI") from the Commencement Date to the Adjustment Date. In the event of a decrease in the CPI from the Commencement Date to the Adjustment Date, the fee shall remain fixed at the amount in effect on the Adjustment Date until the next Adjustment Date on which an increase in the CPI occurs.

               A. PRORATION OF FEE. If the services of Emeritus commence or terminate (for any reason, including those set forth in Paragraph V) other than on the first day of the month, the fee shall be prorated in proportion to the number of days for which services are actually rendered.

                B. PAYMENT OF FEE. The fee provided for herein shall be disbursed by Emeritus to itself out of the applicable Facilities' bank account and shall be subject to the accrual provisions of Section I(H) to the extent there are not sufficient funds available to pay the fee in any month(s).

          X. ASSIGNMENT: This Agreement shall not be assigned by either party without the prior written consent of the other party, which consent shall not be unreasonably withheld; provided, however, that nothing herein shall be construed as precluding the assignment or delegation of duties provided for in Section I(F).

          XI. NOTICES: All notices required or permitted hereunder shall be given in writing by hand delivery, by registered or certified mail, postage prepaid, by overnight delivery or by facsimile transmission (with receipt confirmed with the recipient). Notice shall be delivered or mailed to the parties at the following addresses or at such other places as either party shall designate in writing.

          To Emeritus:         Emeritus Corporation
                                        3131 Elliott Avenue, Suite 500
                                        Seattle, WA 98121
                                        Phone:    206-298-2909
                                        Fax:      206-301-4500
                                        Attention: Michelle Bickford, Director
                                                   of Acquisitions

        To Operator:           Painted Post Partners
                                        313 I Elliott Avenue, Suite 500
                                        Seattle, WA 98121
                                        Phone: 206-298-2909
                                        Fax:     206-301-4500
                                        Attention: Raymond R. Brandstrom,
                                                   General Partner

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        XII. RELATIONSHIP OF THE PARTIES: The relationship of the
parties shall be that of a principal and independent contractor and all acts performed by Emeritus during the term hereof shall be deemed to be performed in its capacity as an independent contractor. Nothing contained in this Agreement is intended to or shall be construed to give rise to or create a partnership or joint venture or lease between Operator, its successors and assigns on the one hand, and Emeritus, its successors and assigns on the other hand.

        XIII. INDEMNIFICATION: Emeritus shall indemnify, defend and hold harmless Operator from any loss incurred by or damage to Operator resulting from a breach by Emeritus of its obligations hereunder. Operator shall indemnify, defend and hold Emeritus harmless from any loss incurred by or damage to Emeritus resulting from a breach by Operator its obligations hereunder.

        XIV. ENTIRE AGREEMENT: This Agreement and any documents executed in connection herewith contain the entire agreement between the parties and shall be binding upon and inure to the benefit of their successors and assigns, and shall be construed in accordance with the laws of the State of New York. This Agreement may not be modified or amended except by written instrument signed by both of the parties hereto.

        XV. CAPTIONS: The captions used herein are for convenience of reference only and shall not be construed in any manner to limit or modify any of the terms hereof.

        XVI. ATTORNEY'S FEES: In the event either party brings an action to enforce this Agreement, the prevailing party in such action shall be entitled to recover from the other all costs incurred in connection therewith, including reasonable attorney's fees.

       XVII. SEVERABILITY: In the event one or more of the provisions contained in this Agreement is deemed to be invalid, illegal or unenforceable in any respect under applicable law, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be impaired thereby.

       XVIII. CUMULATIVE; NO WAIVER: No right or remedy herein conferred upon or reserved to either of the parties hereto is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder, or now or hereafter legally existing upon the occurrence of an Event of Default hereunder. The failure of either party hereto to insist at any time upon the strict observance or performance of any of the provisions of this Agreement or to exercise any right or remedy as provided in this Agreement shall not impair any such right or remedy or be construed as a waiver or relinquishment thereof with respect to subsequent defaults.


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Every right and remedy given by this Agreement to the parties hereof may be exercised from time to time and as often as may be deemed expedient by the parties thereto, as the case may be.

       XIX. AUTHORIZATION FOR AGREEMENT: The execution and performance of this Agreement by Operator and Emeritus have been duly authorized by all necessary laws, resolutions or corporate action, and this Agreement constitutes the valid and enforceable obligations of Operator and Emeritus in accordance with its terms.

       XX. COUNTERPARTS: This Agreement may be executed in any number of counterparts, each of which shall be an original, and each such counterpart shall together constitute but one and the same Agreement.

       IN WITNESS WHEREOF, the parties have hereto caused this Agreement to be duly executed, as of the day and year first above written.

OPERATOR:              PAINTED POST PARTNERS

                                   By: /s/ Raymond R. Brandstrom
                                   ---------------------------------------
                                   Its: Partner

                                   By: /s/ Daniel R. Baty
                                   --------------------------
                                   Its: Partner


EMERITUS :             EMERITUS CORPORATION

                                   By: /s/ Daniel R. Baty
                                   --------------------------
                                   Its: Chairman

















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